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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2006 relating to the financial statement schedule of Bunge Limited and Subsidiaries appearing in the Annual Report on Form 10-K of Bunge Limited for the year ended December 31, 2005, our report dated March 3, 2006 (November 10, 2006 as to Note 4 and Note 26) relating to the financial statements of Bunge Limited and Subsidiaries and our report dated March 3, 2006 relating to management's report on the effectiveness of internal control over financial reporting of Bunge Limited and Subsidiaries appearing in the Current Report on Form 8-K of Bunge Limited filed on November 13, 2006, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, NY November 13, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM